Exhibit 99.51

WEST FRASER TIMBER CO. LTD.

501 – 858 Beatty Street

Vancouver, BC V6B 1C1

Tel: (604) 895-2745 / Fax: (604) 681-6061

November 30    , 2020

Re:	Special Meeting of Shareholders of West Fraser Timber Co. Ltd. to be held on January 19, 2021 (the “Meeting”)

I, Christopher A. Virostek, Vice-President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (the “Company”), hereby certify that:

(a)

arrangements have been made to have proxy related materials for the Meeting sent in compliance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (the “Instrument”), to all beneficial owners at least 21 days before the date fixed for the Meeting;

(b)	arrangements have been made to carry out all of the requirements of the Instrument in addition to those described in subparagraph (a); and

(c)	the Company is relying on section 2.20 of the Instrument to abridge the time prescribed in subsections 2.2(1) and 2.5(1) of the Instrument.

/s/ Christopher A. Virostek
Christopher A. Virostek, Vice-President, Finance and Chief Financial Officer